                                 PROMISSORY NOTE
--------------- -------------- -------------- -------------- -------------- -------------- -------------- ------------ -------------
    Principal      Loan Date       Maturity       Loan No.          Call       Collateral       Account      Officer      Initials
$1,000,000.00     02-05-1996     06-15-1997      50028954            030           211            53868      MP/49
--------------- -------------- -------------- -------------- -------------- -------------- -------------- ------------ -------------
References  in the shaded  area are for  Lender's  use only and do not limit the  applicability  of  this document to any particular loan or item.
------------------------------------------------------------------------------------------------------------------------------------

Borrower:  BOWLIN'S INCORPORATED  Lender:   Norwest Bank New Mexico, National Association
           136 LOUISIANA NE                 Eldorado Business Banking
           ALBUQUERQUE, NM 87108            P.O. Box 1 08 1
                                            11199 Montgomery NE
                                            Albuquerque, NM 87103-1081

================================================================================

Principal Amount: $1,000,000.00    Initial Rate: 9.250%   Date of Note: February 5, 1996

PROMISE TO PAY. BOWLIN'S INCORPORATED ("Borrower") promises to pay to Norwest Bank New Mexico, National Association ("Lender"), or order, In lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00) or so much as I" may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid Interest on June 16, 1997. In addition, Borrower will pay regular monthly payments of accrued unpaid Interest beginning Match 15, 1996, and all subsequent Interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/365 simple interest basis; that Is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable by law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the NORWEST BANK MINNESOTA, N. A. BASE LENDING RATE (the 'Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each QUARTER. The Index currently Is 8.250% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting In an Initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees arid other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE PAYMENTS. If any payment is not received by Lender within five calendar days after the payment is due as provided in this Note (the 'Due Date'), then additional interest will accrue beginning on the sixth calendar day on the entire unpaid principal balance at the rate of three percent (3%) per year (the 'Additional Interest') until all past-due payments and any Additional Interest are paid in full. 411 payments received more than 5 calendar days after the Due Date will be applied first to past due interest and principal. then to current interest and current principal, and then to cost of collection.

APPLICATION OF REGULAR PAYMENTS. Notwithstanding any provision of this Note to the contrary, any regularly scheduled installment payment of principal and interest which is received before the due date of such payment, or which is received within 5 calendar days after the due date, will be applied to interest and to principal as if such payment were received on the due date.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(a) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at Its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 6.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of New Mexico. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bernalillo County, the State of New Mexico This Note shall be governed by and construed In accordance with the laws of the State of New Mexico.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: MICHAEL L. BOWLIN, PRESIDENT; and CHRIS BESS, EXEC VP. THERE IS A $1,000.00 MINIMUM ADVANCE REQUIREMENT FOR THIS NOTE. ALL ADVANCES MUST BE CALLED IN PRIOR TO 2:OOPM MST FOR SAME DAY CREDIT. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

LOAN AGREEMENTS. This loan is subject to that certain Business Loan Agreement dated 02/05/96.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

02-05-1996                       PROMISSORY NOTE                          Page 2
Loan No 50028954                   (Continued)
================================================================================

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

BOWLIN'S INCORPORATE

By /s/ MICHAEL L. BOWLIN
   ----------------------------------------
   MICHAEL L. BOWLIN, PRESIDENT

================================================================================
Variable Rate. Line of Credit. LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.20b (c ) 1996 CFI Pro Services Inc., All rights reserved. [NM-D20E3.20 P3.20 BOWLINS3.LNC10.0VL]